__________________________________________________________________________

                 INDIANAPOLIS POWER & LIGHT COMPANY
                    INTRACOMPANY CORRESPONDENCE
__________________________________________________________________________

                                   DATE:  March 31, 1993

TO:   See Distribution Below                 AT:  Various Locations

FROM: Mr. Ramon L. Humke                     AT:  Electric Building

SUBJECT:    1993 MANAGEMENT INCENTIVE PROGRAM

DISTRIBUTION:    Officers          Superintendents
                 Managers          Assistant Superintendents
                 Directors         Division Supervisors

     I am pleased to provide you the guidelines for the 1993 Management Incentive Program (MIP) which was approved yesterday by the IPL Board of Directors. As you know, the MIP is established to provide additional incentive and recognition to selected individuals who contribute to the achievement of company objectives.

     Awards in 1993, will be based on each participant's individual performance during the year, directly keyed to organization and department objectives through specifically documented Performance Management "Expectations" and "Objectives" for each participant. The evaluator should be able to identify demonstrable and measurable results as the criteria for recommending to their Senior Vice President an award for each participant. Awards are not automatic and not all participants may receive an award.

     Guidelines for 1993 MIP awards are as follows:

               Performance Management
               Expectations and Objectives         Award range
               ----------------------------        -----------
               Above Performance                     5% - 7%
               At or Below Performance               0% - 5%

     The 1993 MIP participants include supervisors from the division head level to the manager level. Special requests for inclusion in the program need to be submitted for approval to the Vice President of Human Resources by May 1. Documentation supporting inclusion in the program is required. In addition, at year-end Organization Heads may recommend to their Senior Vice Presidents other IPL associates who had specific work assignments that significantly affected the Organization's and/or IPL's performance.

     If a participant retires, becomes disabled, or dies during 1993, or if a person becomes eligible after the year begins, any award payable to such person shall be prorated. Awards will be calculated as a percent of base annual salary at the December 31, 1993 rate.

     Additionally, the Big Dollar Award Program for other associates who deserve special recognition for making an extraordinary contribution to Corporate Objectives or organizational assignments is being continued. A formal Big Dollar Award Program description is attached.

                         /s/ Ramon L. Humke
RLH/rly




Attachment




  Program Name:     Big Dollar Award Program

       Purpose: The program exists to provide an immediate cash reward to an associate who makes significant contribution which will have a substantial positive impact on the Company.

   Eligibility:     Any non-officer associate who is not part of the
                    Management Incentive Program is potentially eligible to receive a reward under this program.

   Award Basis:     Associates whose recommendations, acts, or achievements
                    are outside their normal work requirements should be considered for awards. Extraordinary contributions to Corporate Objectives and organization assignments are the principal criteria for these awards. Superior work on normal work assignments alone does not qualify an individual for an award. More efficient operations, greater productivity, better customer service, reduced costs, higher earnings, and enhanced public image are examples of results which would warrant consideration for an award.

  Award Amount:     The amount of the award will depend upon the
                    significance and long-term benefit to the Company. As a general rule, awards should be no less than $200.

       Process: All associates and supervisors are asked to identify recommendations, acts, or achievements of other associates which should be considered for an award. Descriptions of such acts should be directed to the organization officer who will assess the achievement and, if warranted, forward a recommendation through the appropriate senior officer to the President. Recommendations should include suggested award amounts. The President will approve and present these special awards as these extraordinary contributions are identified and evaluated throughout the year. The intent is that an award follow these acts or achievements as closely as practical. Therefor, recommendations for awards should be expedited. When possible, Mr. Humke will present the award to the associate personally.

Administration:     The Vice President, Human Resources, will administer
                    this program, with the assistance of the Controller.
                    All checks will represent the award, less necessary tax withholding. The organization officer should contact
                    Corporate Communications to arrange appropriate publicity.